UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2025
AMNEAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38485	93-4225266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amneal Pharmaceuticals, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Jason Daly, who was serving as the Company’s Senior Vice President, Chief Legal Officer & Corporate Secretary of the Company prior to entry into the Agreement, effective March 1, 2025 (the “Effective Date”). A summary of key terms of the Agreement follows:

Title and Base Salary. The Agreement provides that, as of the Effective Date, Mr. Daly will be employed as the Company’s Executive Vice President, Chief Legal Officer & Corporate Secretary at an annual base salary of $575,000.

Term of Employment. The Agreement provides for an initial term of employment commencing as of the Effective Date and continuing until March 31, 2027, unless further extended or earlier terminated as provided in the Agreement. The Agreement will automatically be renewed for single one-year periods unless written notice of non-renewal is provided by any party at least 90 days prior to the end of the applicable term, or unless earlier terminated as provided in the Agreement.

Annual Bonus Awards. The Agreement provides that Mr. Daly is eligible to earn annual incentive compensation under the Company’s annual bonus plan, with the target amount of his annual bonus being equal to 55% of his base salary and a personal performance multiplier based on his performance and as determined by the Company’s board of directors in its discretion of between zero and 150% of this amount.

Long-Term Incentive Awards. The Agreement provides that Mr. Daly remains eligible to participate in the Company’s long-term incentive plan.

Severance Benefits. In the case of termination by the Company without cause or a termination by Mr. Daly for good reason (each as defined in the Agreement), Mr. Daly will be entitled to receive the following severance benefits: (1) an amount equal to 150% of his then-current annual base salary; (2) a prorated portion of the annual incentive compensation bonus award for the year during which the termination occurs, based on the number of days Mr. Daly served the Company during such year and actual performance for such fiscal year; (3) benefits continuation for a period of 18 months following the date of termination; and (4) outplacement assistance for a period of 12 months following the date of termination.

Severance Benefits upon a Change in Control. In the case of a termination by the Company without cause or a termination by Mr. Daly for good reason, in each case, within three months prior to or 12 months following a change in control (as defined in the Agreement), Mr. Daly will be entitled to receive the severance benefits described above. In addition, the vesting and exercisability of each equity award granted to Mr. Daly will accelerate effective as of the date of termination, with any performance conditions determined based on actual achievement as of the date of termination and, if applicable, will remain exercisable for a period of not less than 12 months following the termination.

The Agreement also contains other customary terms, including confidentiality, non-solicitation, and non-disparagement provisions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2025	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Jason B. Daly
	Name:	Jason B. Daly
	Title:	Executive Vice President and Chief Legal Officer